EXHIBIT 10.1 PREFERRED UNIT PURCHASE AGREEMENT among Montana Renewables Holdings, LLC, Calumet Specialty Products Partners, L.P., WPGG 14 United Aggregator, L.P., and, solely for the purposes of Section 4.4 and Article IX, Calumet GP, LLC Dated as of August 5, 2022

Table of Contents

			Page
1.	Purchase and Sale of Units		5
	1.1	Sale and Issuance of Units	5
	1.2	Closing; Delivery	5
	1.3	Use of Proceeds	6
	1.4	Defined Terms Used in this Agreement	6
2.	Representations and Warranties of the Company		15
	2.1	Organization, Good Standing, Qualification	15
	2.2	Corporate Power; Authorization	15
	2.3	No Conflict	15
	2.4	Capitalization	16
	2.5	Subsidiary of the Company	17
	2.6	Valid Issuance of Units	17
	2.7	Litigation	17
	2.8	Agreements; Absence of Changes; Material Liabilities	18
	2.9	Certain Transactions	20
	2.10	Rights of Registration and Voting Rights	21
	2.11	Tax Returns and Payments	21
	2.12	Permits; Property; Title and Sufficiency of Assets	22
	2.13	Compliance with Laws	24
	2.14	Corruption, Sanctions, Export Controls, Money Laundering.	24
	2.15	Environmental and Safety Laws	25
	2.16	Intellectual Property, Data Security and Privacy.	26
	2.17	Employees and Employee Benefit Plans.	28
	2.18	Insurance	31
	2.19	Material Contracts	31
	2.20	Material Customers; Material Suppliers	33
	2.21	Financial Statements	34
	2.22	No Brokers	34
	2.23	True-Sale; Non-Consolidation	35
3.	Representations and Warranties of the Purchaser		34
	3.1	Authorization	34
	3.2	No Conflicts; Consent	35
	3.3	Purchased Entirely for Own Account	35
	3.4	Legal Proceedings	35
	3.5	No Brokers	35
4.	Covenants		35
	4.1	Shared Contracts	36

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3 4.2 Wrong Pockets .......................................................................................................36 4.3 Intellectual Property Assignment ...........................................................................37 4.4 Labor and Services .................................................................................................37 4.5 Equity Compensation Plan .....................................................................................38 4.6 Company Management ..........................................................................................38 4.7 Insurance ................................................................................................................38 4.8 RFS and LCFS Registrations .................................................................................38 4.9 Renewable Diesel Conversion Completion ...........................................................39 5. Conditions of the Purchaser’s Obligations at Closing .......................................................39 5.1 Representations and Warranties .............................................................................39 5.2 Performance ...........................................................................................................39 5.3 Qualifications .........................................................................................................39 5.4 A&R LLC Agreement............................................................................................39 5.5 Proceedings and Documents ..................................................................................39 5.6 No Prohibition ........................................................................................................39 5.7 Oaktree Prepayment ...............................................................................................39 5.8 Stonebriar Financing Documents ...........................................................................40 6. Conditions of the Company’s Obligations at Closing .......................................................40 6.1 Representations and Warranties .............................................................................40 6.2 Performance ...........................................................................................................40 6.3 Qualifications .........................................................................................................40 6.4 A&R LLC Agreement............................................................................................40 6.5 No Prohibition ........................................................................................................40 7. Indemnification ..................................................................................................................40 7.1 Survival ..................................................................................................................40 7.2 Indemnification ......................................................................................................40 7.3 Limitations on Indemnification ..............................................................................41 7.4 Method of Asserting Claims ..................................................................................43 7.5 Limitations on Remedies .......................................................................................44 7.6 Exclusive Remedies ...............................................................................................44 7.7 Tax Characterization ..............................................................................................44 8. Tax Matters ........................................................................................................................44 9. Miscellaneous ....................................................................................................................45 9.1 Successors and Assigns..........................................................................................45 9.2 Governing Law ......................................................................................................46 9.3 Counterparts ...........................................................................................................46 9.4 Titles and Subtitles .................................................................................................46 9.5 Notices ...................................................................................................................46 9.6 Fees and Expenses .................................................................................................46

9.7	Amendments and Waivers	46
9.8	Severability	47
9.9	Delays or Omissions	47
9.10	Additional Acts	47
9.11	Entire Agreement	47
9.12	Interpretation	47
9.13	Dispute Resolution	48

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5 PREFERRED UNIT PURCHASE AGREEMENT THIS PREFERRED UNIT PURCHASE AGREEMENT is made and entered into as of August 5, 2022, by and between Montana Renewables Holdings LLC, a Delaware limited liability company (the “Company”), Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Parent”), WPGG 14 United Aggregator, L.P., a Delaware limited partnership (the “Purchaser”), and solely for the purposes of Section 4.4 and Article IX, a Delaware limited liability company and the general partner of the Parent (“Calumet GP”). The parties hereby agree as follows: 1. Purchase and Sale of Units. 1.1 Sale and Issuance of Units. (a) At the Closing (as defined below), the Purchaser and Parent shall, and Parent shall cause the Calumet Members to, adopt the Second Amended and Restated Limited Liability Company Agreement of the Company in the form of Exhibit A attached to this Agreement (the “A&R LLC Agreement”). (b) Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser, and Parent shall cause the Company to sell and issue to the Purchaser, at the Closing, 12,500,000 Preferred Units (as defined in the A&R LLCA) of the Company (collectively, the “Purchased Units”) for a purchase price of TWENTY DOLLARS ($20.00) per Preferred Unit, which is equal to $250,000,000.00 in the aggregate (the “Purchase Price”), payable at the times set forth in Section 1.2: 1.2 Closing; Delivery. (a) The purchase and sale of the Purchased Units shall take place remotely via the exchange of documents and signatures, at 10 a.m. E.S.T. on the date hereof or such other time as the Company and the Purchaser shall agree (such date and time are designated as the “Closing” or the “Closing Date”). (b) (i) At the Closing, the Purchaser shall deliver to the Company the following: (A) a payment in cash equal to $200,000,000.00 (the “Initial Purchase Price Amount)” by wire transfer of immediately available funds to a bank account designated by the Company;(B) a counterpart to the A&R LLC Agreement, duly executed by the Purchaser; and (C) such other documents or instruments as the Company may reasonably request for the purpose of otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and (ii) on a date selected by Purchaser, not later than October 3, 2022, a payment in cash equal to $50,000,000.00 (the “Deferred Purchase Price Amount”) plus the Incremental Calumet Units Coupon by wire transfer of immediately available funds to a bank account designated by the Company. (c) At the Closing, the Company shall deliver to the Purchaser the following: (i) a counterpart to the A&R LLC Agreement, duly executed by the Company, the

6 Parent and the Calumet Members; (ii) a copy of the Oaktree Payoff Letter, duly executed by the parties thereto, (iii) a copy of the Stonebriar Financing Documents, duly executed by the parties thereto, and (iv) such other documents or instruments as the Purchaser may reasonably request for the purpose of otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and evidencing the issuance of the Purchased Units to Purchaser. 1.3 Use of Proceeds. The Company shall use the Purchase Price (a) to pay off all Indebtedness outstanding as of the Closing under the Oaktree Financing Documents; (b) to complete the Renewable Diesel Conversion and (c) after completion of the matters referred to in clauses (a) and (b), for general company purposes. 1.4 Defined Terms Used in this Agreement. In addition to the terms defined in the text of this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below. (a) “Affiliate” means, with respect to a specified Person, another Person that at such time directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for the purposes of this Agreement (i) none of the members of the Company or their Affiliates shall be deemed to be an Affiliate of any other member of the Company, (ii) neither the Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Parent Group or the Company Group, (iii) none of the members of the Company or their parent companies or Affiliates shall be deemed to be an affiliate of the Company Group, and (iv) none of the portfolio companies of Warburg Pincus LLC or any of its Affiliates (other than the Company Group) shall be deemed to be an Affiliate of the Company Group or the Parent Group. For the avoidance of doubt, the Calumet Members shall be deemed to be Affiliates of the Parent. (b) “Acquired Assets” means the assets acquired by Montana Renewables, LLC pursuant to the Asset Purchase Agreement. (c) “AML Laws” means (a) the USA Patriot Act of 2001, as amended, (b) the U.S. Money Laundering Control Act of 1986, as amended, (c) the Bank Secrecy Act, as amended, (d) any other applicable anti-money laundering laws and financial recordkeeping, and (e) any other regulation or guidance related to any of the foregoing. (d) “Applicable Law” means with respect to any Person, property or matter, any of the following applicable thereto: any constitution, writ, injunction, statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, court decision, authorization, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date hereof or thereafter and, in each case, as amended. (e) “Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws or regulation.

7 (f) “Asset Purchase Agreement” means that certain asset purchase agreement, dated as of November 18, 2021, between Montana Renewables, LLC, as assignee and Calumet Montana Refining, LLC, as assignor. (g) “Business” means the business operated by the Company Group, including implementing and completing the Renewable Diesel Conversion and developing, acquiring, constructing, owning and operating of the Renewable Diesel Project, and any buildings, infrastructure, real property rights, contracts or other assets or facilities relating to the Renewable Diesel Project, sourcing of Feedstock, producing and selling renewable diesel, renewable jet fuel and renewable naphtha, and engaging in ordinary course commercial activity relating thereto, including applying for and obtaining eligibility to generate credits for renewable fuel production under applicable federal, state, and Canadian regulatory programs and generating credits related to same. (h) “Business Contingent Workers” means all current and former independent contractors, consultants, temporary employees, leased employees or any other servants or agents performing services with respect to the operation of the Business and classified by any Company Group Member (as applicable) as other than a Business Employee or compensated other than through wages paid by Calumet GP through its payroll department and reported on a Form W-2. (i) “Business Employees” means, collectively, the current and former employees of Calumet GP: (i) performing any services in connection with the Business and whose primary work location is at any Real Property subject to a Real Property Lease set forth on Subsection 2.12(b) of the Disclosure Schedule; and (ii) working at any other location and who routinely spends the majority of his or her working time on work directly related to the Business or the operations of any Company Group Member. (j) “Calumet Members” means Calumet Montana Refining, LLC, a Delaware limited liability company and Montana Renewables, Inc., a Delaware corporation. (k) “Code” means the Internal Revenue Code of 1986, as amended. (l) “Company Group” means collectively, the Company and its Subsidiary; and “Company Group Member” means, individually, any of the foregoing. (m) “Contract” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and arrangements, whether written or oral. (n) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. (o) “Damages” means all losses, Liabilities, damages, payments, awards, penalties, fines, Taxes, costs and expenses, amounts paid in connection with any assessments, judgments or settlements relating thereto, including reasonable and documented in

8 connection therewith attorneys’, accountants’ and other fees and expenses suffered or incurred by an Indemnified Party. (p) “Disclosure Schedule” means the disclosure schedules delivered by the Parent and the Company to the Purchaser concurrently with the execution and delivery of this Agreement dated as of the date hereof. (q) “Easements” means all easements, rights of way, rights of access and similar rights appurtenant to the Site, including the easements described on described on Subsection 2.12(b) of the Disclosure Schedule. (r) “Employee Benefit Plan” means (i) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA and whether or not subject to ERISA), and (ii) each compensation and benefits plan, agreement, program, policy, or arrangement, including, without limitation, each stock purchase, stock option, restricted unit, profits interest, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, material fringe benefit, retirement, supplemental retirement, health and welfare, vacation, pension, profit-sharing and other benefit plan, agreement, program, policy, or other arrangement, whether oral or written, in each case, (x) that is sponsored, maintained, contributed or required to be contributed to by any Company Group Member or Parent Group Member with respect to the Business Employees or Business Contingent Workers and other service providers of any Company Group Member or Parent Group Member or (ii) for which any Company Group Member or Parent Group Member may have any direct or indirect liability (contingent or otherwise) with respect to the Business Employees or Business Contingent Workers. (s) “Environmental Claim” means any administrative or judicial action, suit, proceeding, notice, claim or demand by any Person seeking to enforce any obligation or responsibility arising under or relating to Environmental Law or alleging or asserting liability for investigatory costs, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties related to (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (ii) any violation of or noncompliance with, or alleged violation of or noncompliance with, or liability arising under any Environmental Law. The term Environmental Claim shall include, without limitation, any claim by any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief or costs associated with any remediation plan, in each case, under any Environmental Law. (t) “Environmental Law” means any Applicable Law regulating or imposing liability or standards of conduct concerning or relating to pollution, human health and safety, the protection or cleanup of the environment, natural resources or special status species and their habitat, including all Applicable Laws concerning the presence, use, manufacture, generation, transportation, Release, threatened Release, disposal, arrangement for disposal, dumping, discharge, treatment, exposure to, storage or handling of Hazardous Materials.

9 (u) “Equity Securities” means any membership interest or unit or ownership or other similar interest in the Company, or any interest therein, or any security, option, warrant, or right convertible, exchangeable, or exercisable into any of the foregoing. (v) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. (w) “ERISA Affiliate” means with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is or at the relevant time was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under common control under Section 4001(b)(1) of ERISA. (x) “Export Control Laws” means any applicable export control laws including the U.S. International Traffic in Arms Regulations and the U.S. Export Administration Regulations. (y) “Feedstock” means soybean oil, tallow, canola oil, distillers corn oil and used cooking oil, and other organic material capable of producing renewable diesel. (z) “Fraud” means, with respect to any party hereto, the making of any statement, representation or warranty, (i) such party knew such statement, representation or warranty was inaccurate and (ii) another party hereto relied upon such statement, representation or warranty and suffered Damages as a result of such inaccuracy. (aa) “Governmental Authority” means any supra national, national, federal, tribal, regional, state, provincial or local government, or political subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question, including all agencies and instrumentalities of such governments and political subdivisions. (bb) “Hazardous Substances” means, but is not limited to, any solid, liquid, gas, odor, radiation or other substance or emission which is a contaminant, pollutant, dangerous substance, toxic substance, regulated substance, hazardous waste, subject waste, hazardous material or hazardous substance which is or becomes regulated by applicable Environmental Laws or which is classified as hazardous or toxic (or words of similar import) under applicable Environmental Laws (including gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, per- or polyfluoroalkyl substances (PFAS), asbestos and urea formaldehyde foam insulation) or with respect to which liability or standards of conduct are imposed under any Environmental Laws. (cc) “Incremental Calumet Units Coupon ” has the meaning given to it in the A&R LLCA. (dd) “Indebtedness” of any Person at any date means, without duplication, all obligations of such Person to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii)

10 indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) leases that are capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business consistent with past practice), (v) obligations under interest rate swap, hedging or similar agreements, and (vi) direct or indirect guarantees or other forms of credit support of obligations described in clauses (i) through (v) above of any Person. (ee) “Indemnification Notice” means written notification pursuant to Subsection 7.4 of a claim for indemnification under Section 7 by an Indemnified Party. (ff) “Intellectual Property” means any intellectual property rights or similar proprietary rights anywhere in the world, including all rights in and to any of the following: (i) trademarks, service marks, Internet domain names, social media account names or “handles”, logos, slogans, trade dress and trade names and other similar designations of source or origin, registrations and applications for registration of the foregoing, and the goodwill associated therewith and symbolized thereby (collectively, “Trademarks”), (ii) patents (including design patents), patent applications, and utility models, (iii) confidential or proprietary information, including trade secrets and know-how, ideas, marketing, business and technical information, algorithms, inventions (whether or not patentable), processes, formulae, research and development data, models and methodologies (collectively, “Trade Secrets”), (iv) copyrights, including copyrights in any works of authorship, (v) software, computer programs, firmware, middleware, application programming interfaces, algorithms, routines and other code, in each case, whether in source code, object code, or other form and all documentation associated with the foregoing or designs and (vi) data and databases, in each case of the foregoing (i)-(vi)), whether under statutory or common law, whether registered or unregistered, and together with registrations and pending applications to register any of the foregoing, including all continuations, continuations-in-part, provisionals, revisions, divisionals, reissues, re-examinations, substitutions, extensions and renewals thereof. (gg) “IT Systems” means the hardware, servers, software, data communication lines and databases, network and telecommunication systems, Internet-related information technology infrastructure, wide area network and other information technology equipment, interfaces or related systems owned, licensed or used by or for the benefit of the Company Group. (hh) “Knowledge,” including the phrase “to the Company’s Knowledge,” shall mean the actual knowledge (after reasonable inquiry) of Todd Borgmann, Bruce Fleming, Ron Colwell, Derek Roesener, and Michael Wojciechowski. (ii) “Liabilities” means any debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, liquidated or unliquidated, determined or determinable, on or off-balance sheet, whether arising in the past, present or future, including those arising under any Law or Action. (jj) “LLC Agreement” means, prior to the Closing, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 7, 2021, and on and after the Closing, the A&R LLC Agreement.

11 (kk) “Material Adverse Effect” means any change, event, condition, occurrence, development, result, effect, or circumstance that is, or could reasonably be expected to become, materially adverse to the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company Group or the Business, taken as a whole. (ll) “Oaktree Agreement” means that certain Credit Agreement, dated as of November 18, 2021, as amended or otherwise modified from time to time, among Subsidiary, as borrower, Company, as pledgor, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent. (mm) “Oaktree Financing Documents” means the “Financing Documents” as used and defined in the Oaktree Agreement. (nn) “Oaktree Payoff Letter” means a statement, notice or letter issued by Oaktree Fund Administrative, LLC, as administrative agent of the Oaktree Agreement, in form and substance reasonably satisfactory to the Purchaser, which, among other things, (i) sets forth the amounts required in order to pay in full all Indebtedness outstanding under the Oaktree Agreement, and (ii) provides that, upon payment in full of such amounts, the Oaktree Financing Documents and all obligations thereunder (other than those terms that expressly survive in accordance with the terms of the Oaktree Financing Documents) and all liens and encumbrances securing such obligations, shall, in each case, be automatically satisfied, terminated and of no further force and effect. (oo) “Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing. (pp) “Owned Intellectual Property” means any Intellectual Property owned or purported to be owned by a Company Group Member. (qq) “Parent Group” means collectively, (a) the Parent, (b) Calumet GP and (c) any Affiliate controlled by the Parent (other than the Company Group), and “Parent Group Member” means, individually, any of the foregoing. (rr) “Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code and any subsequent amendment (and any Treasury Regulations or other guidance relating) thereto and, in each case, any analogous provisions of state, local and non-U.S. Law governing the preparation and filing of Tax Returns, interactions with Taxing authorities, the conduct and resolution of examinations by Taxing authorities and payment of resulting Tax liabilities.

12 (ss) “Patent Application” means the provisional patent application titled “Process for Renewable Energy Formation” (Application No. 63/327,114), filed on April 4, 2022 with the United States Patent and Trademark Office. (tt) “Permitted Liens” means (i) any mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar liens, including all statutory liens, in each case arising or incurred in the ordinary course of business, (ii) liens for taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, (iv) good faith deposits in connection with bids, leases or other Contracts, including rent security deposits, (v) pledges or deposits to secure public or statutory obligations or appeal bonds, or (vi) liens expressly referred to in the Financial Statements. (uu) “Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity. (vv) “Personal Information” means all information irrespective of the form or medium in which it exists (including paper, electronic and other forms) that (i) identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with a particular individual or household or (ii) otherwise constitutes personal data or personal information (or any other similar term) under any Applicable Law. (ww) “Pre-Closing Tax Period” means any Tax period ending on or before the Closing and the portion of any Straddle Period ending on or before the Closing. (xx) “Prior Transaction Documents” means, collectively, those documents identified on Subsection 1.5 of the Disclosure Schedules. (yy) “Purchaser Blocker” means Purchaser or any Affiliate thereof or successor thereto which, directly or indirectly, holds any Membership Units (as defined in the LLC Agreement) and which is classified as a corporation for U.S. federal income tax purposes. (zz) “Real Property” means all right, title and interest, in and to any and all parcels of real property (including the Site and Easements) together with interest in all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof. (aaa) “Registration Rights Agreements” means that certain registration rights agreement to be entered by and among the Company and the initial holders thereto in a form attached as Exhibit D to the A&R LLCA. (bbb) “Release” means any release, spill, emission, emanation, leaking, pumping, pouring, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment, including the movement through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

13 (ccc) “Renewable Diesel Conversion” means conversion of the refining capacity and capabilities of the Acquired Assets to process Feedstock, producing renewable diesel, renewable jet fuel and renewable naphtha and the undertaking of other associated works required for the operation of such Acquired Assets to establish a nameplate capacity of 12,000 barrels per stream day and fresh feed capacity of 12,000 barrels per stream day based upon mixed feedstock, calculated in accordance with the underwriting model provided to the Purchaser prior to the date hereof or 11,000 barrels per stream day based upon soybean oil feedstock. (ddd) “Renewable Diesel Conversion Completion” means (i) all material facilities that comprise the Renewable Diesel Conversion, have been installed and constructed and are properly working, (ii) the Renewable Diesel Project has satisfied all performance guarantees and performance levels during performance testing; and (iii) all Permits and Environmental Permits necessary for the operation of the Renewable Diesel Project and all insurance policies relating to the operation of the Renewable Diesel Project have been obtained. (eee) “Renewable Diesel Project” means the completed Renewable Diesel Conversion project. (fff) “Retained Business” means any business or activity of the Parent Group, whether undertaken prior to or after the date hereof, other than the Business, and the Retained Business includes the refining capacity and capabilities of the Parent Group or the Company Group, processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products (other than renewable diesel), including conventional gasoline, diesel, jet fuel, naphtha, and asphalt, at the Site. (ggg) “Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the U.S. Office of Foreign Assets Control, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the E.U. (or any member state of the E.U.), or her Majesty’s Treasury of the United Kingdom. (hhh) “Sanctioned Country” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, the Crimea, Donetsk and Luhansk regions of the Ukraine, Cuba, Iran, North Korea, and Syria). (iii) “Sanctioned Person” means any Person with whom any transactions or dealings are restricted, prohibited, or sanctionable under any Sanctions, including as a result of such Person: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in any Sanctioned Country, or (c) being fifty percent (50%) owned by or, where relevant under the applicable Sanctions or Export Control Laws, controlled by or acting on behalf of a Person described in (a) or (b). (jjj) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

14 (kkk) “Shared Contract” means any Contract with a third party that relates both to the Business, on the one hand, and the Retained Business, on the other hand. (lll) “Site” means the real property described on Subsection 2.12(b) of the Disclosure Schedule located in Great Falls, Montana. (mmm)“Stonebriar” means Stonebriar Commercial Finance LLC. (nnn) “Stonebriar Equipment Schedule No. 2” means that certain Equipment Schedule No. 2, dated August 5, 2022 by and between Stonebriar, as lessor and the Subsidiary, as lessee, delivered pursuant to that certain Master Lease Agreement, dated as of December 31, 2021, between Stonebriar, as lessor and the Subsidiary, as lessee. (ooo) “Stonebriar Financing Documents” means the Stonebriar Equipment Schedule No. 2 and the Stonebriar Interim Funding Agreements. (ppp) “Stonebriar Interim Funding Agreements” means that certain Interim Funding Agreement, dated August 5, 2022 by and between Stonebriar, as lessor and the Subsidiary, as lessee, and the amended Interim Funding Agreement, dated August 5, 2022 by and between Stonebriar, as lessor and the Subsidiary, as lessee, related to the renewable hydrogen plant. (qqq) “Straddle Period” means any Tax period that begins on or before, and ends after, the Closing. (rrr) “Tax” means any and all U.S. federal, state, local or foreign taxes, including without limitation any income, excise, property, sales, use, occupation, transfer, conveyance, payroll or other employment-related tax, duties, license, registration, ad valorem, valued-added, social charges, social security, national insurance (or other similar contributions or payments), franchise, estimated severance, stamp taxes, taxes based upon or measured by capital stock, capital gains, net worth or gross receipts, escheat, unclaimed property, custom duties and other taxes, together with all interest, fines, penalties and additions attributable to or imposed with respect to such amounts. (sss) “Tax Return” means any report, return, information return, form, declaration, statement, or other information (including any amendments thereto and including any schedule or statement thereto) filed or maintained or required to be filed or maintained by Applicable Law in connection with the determination, assessment or collection of any Tax. (ttt) “Transaction Documents” means, collectively, this Agreement and the A&R LLC Agreement. (uuu) “Union” means a union, labor organization or other person purporting to act as an exclusive bargaining representative of any Business Employee (or group of Business Employees). (vvv) “Union Employees” means those Business Employees who are represented by a Union as their exclusive bargaining representative.

15 2. Representations and Warranties of the Company. The Parent and the Company hereby represent and warrant to the Purchaser that, except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 solely to the extent it is readily apparent from a reading of the disclosure that such disclosure (on its face, without reference to any other information not included in such disclosure) is applicable to such other sections and subsections. 2.1 Organization, Good Standing, Qualification. Each Parent Group Member and each Company Group Member is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own or lease and operate its assets and to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted (including performance of each Material Contact to which it is party), except, in each case, where the failure to so qualify would not be material to the Company Group or the Business, taken as a whole. 2.2 Corporate Power; Authorization. Each Parent Group Member and each Company Group Member has full power, authority and legal right to enter into, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate, limited partnership, or limited liability company (as applicable) action to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party and, in the case of the Company, to issue the Purchased Units at the Closing. Each of the Transaction Documents to which the each Parent Group Member and each Company Group Member is a party has been duly executed and delivered by such Parent Group Member and Company Group Member (as applicable) and is in full force and effect and constitutes a legal, valid and binding obligation of such Parent Group Member and such Company Group Member party thereto (as applicable), enforceable against such Parent Group Member and Company Group Member (as applicable) in accordance with its respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors rights generally, (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (c) implied covenants of good faith and fair dealing. 2.3 No Conflict. The execution, delivery and performance of the Transaction Documents to which any Parent Group Member or Company Group Member (as applicable) is a party and all other documents and instruments to be executed and delivered hereunder by any Parent Group Member or Company Group Member (as applicable), as well as the consummation of the transactions contemplated herein and therein, do not and will not (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of any Parent Group Member or Company Group Member, (b) conflict with or result in a breach of, or constitute a default under, require a consent or waiver under, or result in the acceleration of any Material Contract to which any Parent Group Member or Company Group Member is a party or is bound

16 by or to which its property or assets or the Business are subject or that its used in the Business or relied upon by Company Group Member or the Business, (c) conflict with or result in a breach of, violation of, or constitute a default under, any Applicable Law, (d) result in the creation or imposition of any lien (other than a Permitted Lien) on the property or assets of any Parent Group Member, Company Group Member or the Business or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any Parent Group Member, Company Group Member or the Business, and (e) require any consent or approval of any Person. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, authorization of, or registration, qualification, designation, declaration or filing with or notice to, or any other action of, with or by any applicable Governmental Authority is required on the part of any Parent Group Member, Company Group Member or the Business in connection with the consummation of the transactions contemplated by this Agreement. No Parent Group Member or Company Group Member is in violation, breach or default (i) of any provisions of its Organizational Documents, (ii) of any judgment, order, writ or decree, (iii) under any Material Contract to which it is a party or by which it is bound, and which would be material to any Company Group Member or the Business, taken as a whole or (iv) of any provision of federal or state statute, rule or regulation applicable to any Parent Group Member, Company Group Member or the Business, the violation of which would not be material to any Company Group Member or the Business, taken as a whole or the transactions contemplated hereby. 2.4 Capitalization. (a) Subsection 2.4(a) of the Disclosure Schedule sets forth the capitalization of the Company, including the name and jurisdiction of incorporation or formation of each member, the number and class of units held by each member, and the percentage interest of outstanding units held by such member, as of immediately prior to the Closing and as of immediately after. All of the membership interests in the Company have been duly authorized and validly issued in accordance with its Organizational Documents and in compliance with all Applicable Laws, are fully paid and non-assessable and free and clear of all liens other than Permitted Liens. On and after the Closing, the rights, privileges and preferences of the issued units of the Company, including the Purchased Units, are as stated in the A&R LLC Agreement and as provided by the Delaware Limited Liability Company Act. (b) The Company has no outstanding securities convertible into or exchangeable for any of its membership interests in or any rights (including conversion or preemptive rights and rights of first refusal or similar rights) to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership units. There are no outstanding stock appreciation rights, phantom stock, performance-based equity rights or profit participation, unit appreciation rights or other similar equity-based rights or obligations of the Company. Other than the LLC Agreement, there are no agreements or understandings to which the Company is a party with respect to the voting, sale or transfer of any membership units of the Company or restricting the transfer or hypothecation of any such membership units. (c) The Company has obtained valid waivers of any rights by other parties to purchase any of the Purchased Units covered by this Agreement.

17 (d) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1). 2.5 Subsidiary of the Company. (a) The Company is the sole equity owner of the subsidiary entity listed on Subsection 2.5(a)(i) of the Disclosure Schedule (the “Subsidiary”). Subsection 2.5(a)(i) of the Disclosure Schedule lists the jurisdiction of organization or incorporation of the Subsidiary. The Company has good and marketable title to, and is the sole record and beneficial owner of, the Subsidiary, free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, other than Permitted Liens. Except for the Subsidiary, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. (b) Except as set forth on Subsection 2.5(b) of the Disclosure Schedule, the Subsidiary does not have any outstanding securities convertible into or exchangeable for any of its membership interests in or any rights (including conversion or preemptive rights and rights of first refusal or similar rights) to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership units. There are no outstanding stock appreciation rights, phantom stock, performance-based equity rights or profit participation, unit appreciation rights or other similar equity-based rights or obligations of the Subsidiary. There are no agreements or understandings to which the Subsidiary is a party with respect to the voting, sale or transfer of its membership units or restricting the transfer or hypothecation of any such membership units. 2.6 Valid Issuance of Units. The Purchased Units, when issued, sold and delivered will be validly issued, fully paid, non-assessable, and free of restrictions on transfer other than restrictions on transfer under the A&R LLC Agreement, Applicable Law and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, the Purchased Units will be issued in compliance with all applicable federal and state securities laws. 2.7 Litigation. Except as set forth on Schedule 2.7 of the Disclosure Schedule, there is no pending or threatened claim, action, suit, proceeding, arbitration, mediation, complaint, charge, audit, hearing, action or proceeding of or before any court, arbitrator or Governmental Authority (“Action”) (a) by or against the any Company Group Member, or by or against any Parent Group Member relating to the Business, including any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by the Transaction Documents, (ii) purporting to affect the legality, validity or enforceability of any of the Transaction Documents, (iii) affecting any of its properties or assets, that if determined adversely to against any Company Group Member or Parent Group Member would be material to the Business, or (iv) affecting the

18 Renewable Diesel Conversion, the Renewable Diesel Project or any part of the Site, or (b) by or against the any Company Group Member, its officers, its managers or any Business Employee, arising out of the employment or other relationship of such officer, manager or Business with the Company Group, the Parent Group or the Business. No Company Group Member, Purchaser Group Member, or to the Company’s Knowledge, any of their respective officers, managers or Business Employees has been, or is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Government Authority or instrumentality (in the case of officers and managers, and any Parent Group Members, such as would affect any Company Group Member or the Business). There is no Action by any Company Group Member pending or which the Company Group Member intends to initiate, and there is no Action by any Parent Group Member as would affect any Company Group Member or the Business. 2.8 Agreements; Absence of Changes; Material Liabilities. (a) Since June 30, 2022, (i) the Company Group and the Business have operated in the ordinary course of business and consistent with past practice in all material respects, and (ii) there has not been any Material Adverse Effect or any change, event, occurrence or development that, individually or in the aggregate, would have a Material Adverse Effect. Since June 30, 2022 except as set forth on Subsection 2.8(a) of the Disclosure Schedule, there has not been: (i) any declaration or payment of any dividends, or authorization of or distribution made upon or with respect to any class or series of its units of any Company Group Member; (ii) (A) any incurrence of any Indebtedness for money borrowed or any other liabilities individually in excess of $3,000,000 or in excess of $5,000,000 in the aggregate by any Company Group Member or the Business; (B) any loans or advances made to any Person by any Company Group Member or the Business; or (C) any pledge or mortgage of any material portion of Company Group Member’s assets or properties, or satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by any Company Group Member except in the ordinary course of business or which is not material to the assets, properties, financial condition, or operating results or business of any Company Group Member or the Business; (iii) (A) any sale, exchange or other disposition of any of its assets or rights except for in the ordinary course of business by any Company Group Member or the Business; or (B) any adoption of a plan of agreement of, or resolutions providing for authorizing a complete or partial merger or consolidation with any other Person or a dissolution, restructuring, recapitalization, complete or partial liquidation or other reorganization; (iv) any change in the assets, liabilities, financial condition, business or operating results of any Company Group Member or the Business from that reflected in the Balance Sheet, except changes in the ordinary course of business which would not be material to any Company Group Member or the Business, taken as a whole;

19 (v) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or prospects of the Company Group or the Business; (vi) any termination of, amendment of or waiver by the any Company Group Member or the Business of any material right under a Material Contract or a material debt owed to it; (vii) any material change in any compensation arrangement or agreement with any Business Employees or Business Contingent Workers; (viii) any entry into any collective bargaining agreement or other contract with any Union; (ix) any implementation or announcement of any “mass layoffs” (as such term defined in the federal Workers Adjustment and Retraining Notification Act, as amended (the “WARN Act”)), reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger notice obligations under the WARN Act; (x) (A) any licenses of Owned Intellectual Property other than non-exclusive licenses granted in the ordinary course of business to service providers ancillary to the provision of services by such service providers to any Company Group Member, or (B) any sale, assignment, transfer, encumbrance on, conveyance or disposal of any Owned Intellectual Property or any lapse, failure to renew or maintain, cancellation, abandonment or failure to continue to prosecute or defend any Owned Intellectual Property; (xi) except for the issuance of Purchased Units pursuant to this Agreement, (A) any adjustment, split, combination, subdivision or reclassification of any equity securities or warrants, options or other rights to acquire its equity securities, (B) any issuance, sale, grant, delivery, disposal of or transfer (whether through the issuance, grant, exercise, conversion or satisfaction of any options, warrants, commitments, subscriptions, rights to purchase, convertible instruments or otherwise) of any equity securities of any Company Group Member, or (C) amendment of the terms of any equity securities, warrants or options of the Company or any Company Group Member; (xii) except for the adoption of the A&R LLC Agreement, any amendment of the Organizational Documents of any Company Group Member; (xiii) (A) any entry into any new line of business or acquisition of any material business, by merger or consolidation, acquisition of equity or assets or by any other similar manner, in a single transaction or a series of related transactions or (B) any entry into any joint venture, strategic alliance, sharing of profit agreement, partnership or similar arrangement; (xiv) (A) except as required by changes in GAAP or by Applicable Law, any material change of any of the accounting, methods, principles, practices or policies of any Company Group Member or (B) any delay or postponement of the payment of a material

20 amount of accounts payable, or acceleration or delay of the collection of accounts receivable, other than in the ordinary course of business; (xv) any action or inaction that if taken or omitted to be taken after the date hereof would have required the consent of the Purchaser under the A&R LLC Agreement; or (xvi) any resolution, commitment or agreement to take any of the foregoing actions. (b) No Company Group Member is a guarantor of any Indebtedness of any other Person. (c) Except as set forth in Subsection 2.8(c) of the Disclosure Schedule, none of the Company Group Members or the Business has any material liability or obligation, absolute or contingent (individually or in the aggregate) of the nature that would not be required to be reflected in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), except (i) liabilities and obligations reflected on the Company Group’s financial statements, (ii) obligations and liabilities incurred after June 30, 2022 in the ordinary course of business, and (iii) obligations under Contracts made in the ordinary course of business. 2.9 Certain Transactions. (a) Subsection 2.9 of the Disclosure Schedule, sets forth any and all agreements, transactions or series of related transactions between (i) any Company Group Member, on one hand, and any Parent Group Member, on the other hand; (ii) any Company Group Member, on the one hand, and one of its officers, managers or members or any Parent Group Member, on the other hand, and (iii) between any Company Group Member, on the one hand, and any other Person in which one or more of its officers, managers or members or their respective Affiliates or any Parent Group Member have a financial interest or are directors, partners, members, stockholders, officers or employees, on the other hand (subclauses (i), (ii), and (iii), collectively the “Affiliate Contracts”). (b) No Parent Group Member (a) owns, uses or has the right use any asset, properties, Permits or rights, tangible or intangible, used in the Business or by any Company Group Member or Business Employee in connection with the Business, (b) has initiated or, to the Company’s Knowledge, threatened to bring any Action against any Company Group Member, the Business, or Business Employee, (c) provides goods or services to, or receives goods or services from, any Company Group Member, the Business, or the Business Employee, (d) owes any Indebtedness to, or is owed any Indebtedness by any Company Group Member, the Business, or any Business Employee or (e) has engaged in any non-ordinary course transaction with the any Company Group Member, the Business or any Business Employee. (c) Parent (or another Parent Group Member) makes available, and after the Closing will make available to the Company Group all personnel (including the Business Employees and Business Contingent Employees) that are necessary and sufficient to conduct the Business as currently conducted and as contemplated to be conducted after the date hereof.

21 (d) Except as set forth in Subsection 2.9 of the Disclosure Schedule, none of the Parent Group Members, Company Group Members, or the Business is indebted, directly or indirectly, to any of its managers or officers or to their respective spouses or children or to any Affiliate of any of the foregoing. Except as set forth in Subsection 2.9 of the Disclosure Schedule, none of the Parent Group’s or Company Group’s managers or officers, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to any Parent Group Member, Company Group Member or the Business or, to the Company’s Knowledge, have any direct or indirect ownership interest in any firm, corporation or other entity with which any Parent Group Member, Company Group Member or the Business is affiliated or with which any Parent Group Member, Company Group Member or the Business has a business relationship, or any firm, corporation or other entity which competes with any Parent Group Member, Company Group Member or the Business. 2.10 Rights of Registration and Voting Rights. Except for the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Other than the LLC Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company’s Knowledge, there is no agreement or understanding between any members, persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a member or manager of the Company. 2.11 Tax Returns and Payments. (a) All income and other material Tax Returns required to be filed by or with respect to each Company Group Member have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. All Taxes owed by any Company Group Member, whether or not shown on such Tax Return, have been timely paid. (b) No written claim has ever been made by a Tax authority in any jurisdiction where any Company Group Member does not file Tax Returns that any Company Group Member (as applicable) is required to file Tax Returns in such jurisdiction that has not since been resolved. (c) No Company Group Member is, or has ever been, subject to Tax or has any current or historical Tax filings, compliance, other obligations or Tax exposures in any country other than the United States by virtue of having a permanent establishment or other place of business in that country or by any other connection. (d) There are no liens on the assets of any Company Group Member relating or attributable to Taxes. (e) Each Company Group Member has, in accordance with all Tax withholding, employment, social security, and other similar provisions of Applicable Laws, timely and properly withheld and paid all material Taxes required to be withheld and paid by it and complied with all reporting requirements (including maintenance of required records with respect thereto) with respect to such payments.

22 (f) There is no Tax deficiency outstanding, assessed or proposed in writing against any Company Group Member that has not since been paid, settled or otherwise resolved. (g) There are no pending examinations or audits of any Tax Returns of any Company Group Member by any applicable federal, state, local or foreign governmental agency, and no such examination or audit is presently in progress. (h) No Company Group Member “participates” or has “participated” in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (i) No Company Group Member (i) has any liability for any Tax of any Person other than the Company or its Subsidiary as transferee or successor, or by contract (other than agreements whose principal purpose is not related to tax), or (ii) has been a member of an affiliated group filing consolidated income or franchise Tax Returns (except for any group of which the Company is the common parent) for federal, state, local, county or foreign Tax purposes. (j) No Company Group Member will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing, (ii) any prepaid amount received on or prior to the Closing, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. income tax law) entered into on or prior to the Closing, (iv) any “gain recognition agreement” or “domestic use election” (or analogous concepts under state, local or foreign income Tax Law) entered into on or prior to the Closing or (v) a change in the method of accounting made or requested on or prior to the Closing; (k) No Company Group Member has (i) waived any applicable statutes of limitations with respect to Taxes for any year or (ii) agreed to any extension of the period for assessment or collection of any Taxes or deficiencies against any Company Group Member, in each case, which waiver or extension is currently in effect; (l) Each Company Group Member has materially complied with all escheat and unclaimed property laws. (m) Each Company Group Member at all times since their respective dates of formation been classified as disregarded entities for U.S. federal income tax purposes, and no Company Group Member, any members of the Company, or any Taxing authority has taken a position inconsistent with such treatment. (n) No Company Group Member has (x) filed an election under Treasury Regulations Section 301.9100-22 to apply the Partnership Audit Rules to Taxable years that begin prior to December 31, 2017 or (y) elected to be subject at the partnership-level to an income Tax imposed by a state, a political subdivision thereof, or the District of Columbia. 2.12 Permits; Property; Title and Sufficiency of Assets.

23 (a) Subsection 2.12(a) of the Disclosure Schedule sets forth a list of franchises, permits, registrations, licenses, certificates, authorizations, approvals, exemptions, variances and any similar authority required to be held by the Company Group Members for the conduct of the Business, including such permits necessary for the Renewable Diesel Conversion and the ownership, construction, installation, completion, operation and maintenance of the Renewable Diesel Project and all other permits that are material to the Company Group or the Business (“Permits”). The Company Group and the Business have all Permits necessary for the conduct of the Business, the lack of which could reasonably be expected to be material to the Company Group or the Business, taken as a whole. Each of the Permits is in full force and effect and is not subject to any current, pending or to the Company’s Knowledge, threatened Action or to any unsatisfied material condition. The Company Group and the Business are in compliance in all material respects with such Permits, and neither the Company Group nor the Business is in default in any material respect under any of such Permits. (b) No Company Group Member owns fee title to any land. Subsection 2.12(b) of the Disclosure Schedule contains a complete and correct list, as of the date hereof, of the leasehold and easement interest in Real Property, (i) that is held by any Company Group Member or (ii) that is used in the operation the Business, together with the name of the lessor and lessee and street address, city, state and country of such real property (each, a “Real Property Lease”). Each Company Group Member (as applicable) has valid leasehold or easement interests in such Real Property Lease, free and clear of all liens other than Permitted Liens. Each Real Property Lease is in full force and effect and is enforceable in accordance with its terms against such Company Group Member party thereto (as applicable) and, to the Company’s Knowledge, each other party thereto. Each Company Group Member is in compliance in all material respects with all applicable terms and requirements of each Real Property Lease. No Company Group Member has received from any other Person, any written notice regarding any breach of, or default under, any Real Property Lease. To the Company’s Knowledge, no Company Group Member has received any written or verbal notice or threat to terminate any Real Property Lease. No condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default under any Real Property Lease, or otherwise give rise to any third-party early termination rights under any Real Property Lease. To the Company’s Knowledge, there are no existing, pending or threatened condemnation proceedings or similar actions or casualties relating to any material part of such Real Property Leases. Company has made available to Purchaser a true, complete and correct copy of each Real Property Lease, in each case as amended, supplemented or otherwise modified through (and including) the date of this Agreement. None of the Real Property Leases has been further amended or modified in any material respect or terminated. (c) The Company Group has all of the real property interests (i) necessary for the Renewable Diesel Conversion and the ownership, construction, installation, completion, operation and maintenance of the Renewable Diesel Project and (ii) to provide adequate ingress and egress to and from the Site for any reasonable purpose in connection with the ownership, construction, operation and maintenance of the Renewable Diesel Project. (d) The Company Group has (or will have as and when necessary for the construction and operation of the Renewable Diesel Project on commercially reasonable terms) all assets and any material services, materials and rights necessary and sufficient for the

24 implementation and completion of the Renewable Diesel Conversion, the development, acquisition, construction, ownership and operation and maintenance of the Renewable Diesel Project and any buildings, infrastructure, real property rights, contracts or other assets or facilities relating to the Renewable Diesel Project, the sourcing of Feedstock and the production and sale of renewable diesel, renewable jet fuel and renewable naphtha. (e) Each Company Group Member has good and valid title to, or a valid leasehold interest in, all material tangible personal property and other material tangible assets used in connection with the conduct of the Business as reflected in the Balance Sheet or acquired after June 30, 2022, free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, other than Permitted Liens, except for properties and assets sold or otherwise disposed of in the ordinary course of business. (f) The properties, assets and rights of the Company Group include all properties, assets and rights used or held for use in connection with the conduct of the Business and all other properties, assets and rights as are necessary and sufficient for the continued conduct of Business after the Closing in substantially the same manner as conducted prior to the Closing. 2.13 Compliance with Laws. The Company Group and the Business are and, with respect to the Business, the Parent Group is, and each has been, in compliance in all material respects with all Applicable Laws, and have not received any written or to the Company’s Knowledge, oral notice alleging any noncompliance with respect to any Applicable Laws and, to the Company’s Knowledge, no investigation by any Governmental Authority regarding a violation of any such Applicable Laws is pending or threatened. 2.14 Corruption, Sanctions, Export Controls, Money Laundering. (a) No Company Group Member; no directors, officers or employees of any Company Group Member (in each case, in their capacity as directors, officers and employees); and, in connection in any way with the Business, no Parent Group Member has violated, conspired to violate or aided and abetted the violation of the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act or any other applicable Anticorruption Laws. (b) Neither any Company Group Member; any directors, officers or employees of any Company Group Member; any Parent Group Member; nor any Parent Group Member director or employee participating in any way in the Business is a Sanctioned Person, nor is any Company Group Member; any directors or officers of any Company Group Member; nor any Parent Group Member located, organized or resident in a Sanctioned Country. The Company Group and, in connection in any way with the Business, the Parent Group are currently in material compliance with, and have not engaged in any conduct sanctionable under, any applicable Sanctions, and there are not now any formal or informal proceedings, allegations, investigations, or inquiries pending, expected or, to the Company’s Knowledge, threatened against any Company Group Member; any manager, director, officer or employee of any Company Group Member (in each case, in their capacity as such); or, in connection in any way with the Business, any Parent Group Member concerning violations or potential violations of, or conduct sanctionable under, any Sanctions.

25 (c) No Company Group Member, nor, in connection in any way with the Business, any Parent Group Member has exported, reexported, or retransferred any article, item, component, software, technology, service or technical data or taken any other act in material violation of any Export Control Laws. (d) No Company Group Member, nor, in connection in any way with the Business, any Parent Group Member has made a material violation of any AML Laws. (e) The Parent Group has and has implemented for itself, each Company Group Member and the Business policies and controls reasonably designed to ensure compliance with the Anticorruption Laws, Sanctions, Export Control Laws and AML Laws. 2.15 Environmental and Safety Laws. Except as set forth on Subsection 2.15 of the Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect: (a) the Company Group and the Parent Group are and have been in compliance with all applicable Environmental Laws and neither the Company Group nor the Parent Group have received any notice alleging noncompliance by the Company Group or the Parent Group with respect to any Environmental Law or Environmental Permit related to the Business; (b) the Company Group and the Parent Group hold and comply with and have held and have complied with all Permits necessary for the conduct of the Business, including the Renewable Diesel Conversion, the Renewable Diesel Project, the sourcing of Feedstock, the production and sale of renewable diesel, renewable jet fuel and renewable naphtha, and engagement in ordinary course commercial activity relating thereto, under Environmental Law (“Environmental Permits”), such Environmental Permits are in full force and effect, all applications as necessary for approval or renewal of such Environmental Permits have been timely filed, and such Environmental Permits contain no terms or conditions that will require material changes or limitations on the activities and operations of the Company Group, including but not limited to the operation of the Business, the Renewable Diesel Conversion and the Renewable Diesel Project; (c) there are no past or pending Environmental Claims or information requests asserted against the Company Group or the Parent Group, including any consent decrees, orders, settlements or other agreements relating to compliance with or liability under Environmental Laws or related to exposure to Hazardous Materials; (d) there has been no Release or presence of or exposure to Hazardous Materials, whether at, on or off any real property currently or, to the Company’s Knowledge formerly, owned or operated by the Company Group or the Parent Group that would be reasonably expected to result in liability or a requirement for notification, investigation or remediation by the Company Group or the Parent Group under Environmental Law;

26 (e) the Company Group has not entered into any contract or other binding agreement pursuant to which they have retained or assumed or indemnified any Person for any liabilities or obligations of any other Person arising under Environmental Law; (f) neither the Company Group nor the Parent Group is a party to or subject to the provisions of any order pursuant to Environmental Law affecting the Business; (g) no liens pursuant to Environmental Laws have been or are imposed on the property owned or operated by the Company Group or the Parent Group, and to the Knowledge of the Company, no such liens have been threatened; and (h) the Company Group and the Parent Group have made available copies of all material environmental reports, studies, test results, correspondence and other similar environmental documents in its possession regarding compliance by the Company Group with, or potential liability of the Company and its Subsidiary under, Environmental Laws or Authorizations required under Environmental Laws in respect of the Site. 2.16 Intellectual Property, Data Security and Privacy. (a) The Company Group has the sole and exclusive ownership of or the valid, sufficient and enforceable right to use all Intellectual Property that is used in or is necessary to conduct the Business as now conducted or contemplated to be conducted (the “Company Intellectual Property”). The Company Group has taken commercially reasonable actions to protect and maintain the Owned Intellectual Property. No Owned Intellectual Property is subject to any outstanding government order, and no Action is pending or, to the Company’s Knowledge, threatened, which challenges the legality, scope, validity, enforceability, use or ownership of the Owned Intellectual Property, and the Company Group and Parent Group have not received any written notice or claim regarding the foregoing. No Parent Group Member uses or has a right to use any Company Intellectual Property. A Company Group Member solely and exclusively owns all Owned Intellectual Property, free and clear of all Liens, other than Permitted Liens. The Company Group will have the same rights in the Company Intellectual Property after the sale of the contemplated Units in this Agreement that the Company Group currently has in such Company Intellectual Property. (b) Subsection 2.16(b) of the Disclosure Schedule completely and accurately identifies: (i) all registered or applied-for Owned Intellectual Property (specifying in each case, as applicable, the title, status, registration numbers, jurisdiction and record owner thereof); and (ii) all material unregistered Owned Intellectual Property. Each item of the Owned Intellectual Property that is listed on Subsection 2.16(b)(i) of the Disclosure Schedule is valid, subsisting, in full force and effect and enforceable and all necessary registration, maintenance and renewal fees due in connection with such Intellectual Property have been paid and all documents, recordation and certifications necessary to record the applicable Company Group Member’s ownership of such Intellectual Property have been filed with the relevant Governmental Authority. (c) No Company Group Member or Parent Group Member has received any written charge, complaint, demand, notice or claim, and there have been no Actions pending, or to the Knowledge of the Company, threatened, alleging that a Company Group Member or the

27 Business has infringed, misappropriated or otherwise violated any Intellectual Property of any third party (including in the form of “cease and desist” letters, indemnification claims or “invitation to license” letters). To the Company’s Knowledge, no third party is infringing upon, misappropriating, or otherwise violating any Owned Intellectual Property, nor has a Company Group Member sent any written communication to any third party alleging the foregoing or challenging the validity or enforceability of any Intellectual Property of any third party. The Company Group, and the operation of the Business as currently conducted and as has been conducted, have not infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate any Intellectual Property of any Person. (d) The Company Group has taken commercially reasonable measures to maintain and protect the confidentiality and secrecy of (a) all Trade Secrets in the Owned Intellectual Property and (b) all Trade Secrets of third parties which were provided to a Company Group Member under confidentiality obligations (including, in each case of the foregoing, any information that would have been a Trade Secret but for any failure of the Company Group Member to act in a manner consistent with this Section 2.16(d), including by causing all of its current and former officers, directors, employees, contractors and consultants and any other person with access to such Trade Secrets to execute binding confidentiality and nondisclosure agreements which obligate such person to maintain such confidentiality, and there has been no breach of such agreements by any party thereto or unauthorized disclosure, misappropriation or loss of any such Trade Secrets. (e) Each Person (including founders, current and former employees, contractors, suppliers and consultants) who has contributed to the creation or development of any Intellectual Property in the course of such Person’s employment or engagement by, or otherwise for or on behalf of, a Company Group Member or the Business has assigned in writing to the applicable Company Group Member all of such Person’s right, title and interest in, to and under all such Intellectual Property (to the extent that such rights do not vest in such Company Group Member by operation of law), and no such Person owns, holds or has any right, claim, title, interest or option (including the right to further remuneration or consideration) directly or indirectly, with respect to any such Intellectual Property or has made, or threatened to make, any assertion of any of the foregoing. (f) The IT Systems operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required for the operation of the Business as currently conducted, and there has been no material failure or other material substandard performance of the IT Systems which has caused any material disruption to the operations of the Company Group. The Company Group (and, in connection with the Business, the Parent Group) has taken commercially reasonable (i) steps to provide for commercially reasonable backup and recovery of data and disaster recovery plans and (ii) actions (including implementing administrative, technical and physical safeguards) to protect the integrity and security of its IT Systems and the information (including Trade Secrets) and data stored thereon, including from unauthorized use or access by third parties and from viruses and contaminants. There have been no material unauthorized intrusions, misuse or breaches of the security of any of the IT Systems (including ransomware attacks).

28 (g) The Company Group is in material compliance with all Applicable Laws relating to Personal Information or to privacy, data security or data protection. There have been no complaints, claims, notices or warnings received by a Company Group Member, whether from a Governmental Authority or an individual, or any proceeding, investigation or Action by any Governmental Authority, in each case with respect to the use, processing or security of Personal Information by or on behalf of a Company Group Member. There has been no breach, unauthorized access to or use of, misuse or theft of any Personal Information or Trade Secrets processed by or on behalf of a Company Group Member and no disclosure of any data breach or IT Systems or network security breach has been, or should have been, made by a Company Group Member (or, in connection with the Business, by any Parent Group Member) under any applicable data protection law or to any Governmental Authority. 2.17 Employees and Employee Benefit Plans. (a) The Company has made available to the Purchaser copies of all material Employee Benefit Plans. (b) Each Employee Benefit Plan has been established, operated, funded and administered in all material respects in accordance with its terms and in compliance in all material respects with Applicable Law and the requirements of the Code. Other than routine claims for benefits, there are no pending or, to Company’s Knowledge, threatened material Actions by or on behalf of any Business Employee in any of the Employee Benefit Plans, or otherwise involving any Employee Benefit Plan or the assets of any Employee Benefit Plan and to the Company’s Knowledge, no Employee Benefit Plan is under audit or is the subject of an audit or other investigation by a Governmental Authority. (c) No Employee Benefit Plan is, and neither the Company nor any of its ERISA Affiliates or Calumet GP has, or had within the past six (6) years, any current or contingent liability with respect to (i) any Employee Benefit Plan that is subject to Section 412 of the Code or Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA, including a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (ii) a “multiple employer plan” as defined in Section 413(c) of the Code.. Neither the Company nor any ERISA Affiliate of the Company has (i) incurred a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in Title IV of ERISA) from any multiemployer plan or (ii) received any notice of or demand for withdrawal liability or partial withdrawal liability (as determined in accordance with Title IV or ERISA). (d) The Company has made available to Purchaser a complete and accurate list of all of current Business Employees, which list is current as of July 14, 2022, describing for each such Business Employee: (i) the position held; (ii) Union, if any; (iii) whether classified as exempt or non-exempt for wage and hour purposes; (iv) date of hire; (v) business location; (vi) whether paid on a salary, hourly or commission basis; (vii) regular hourly wage, annual salary or commission rate, as applicable; (viii) bonus potential; and (ix) status (i.e., active or inactive and if inactive, the type of leave and estimated duration). No Member of the Company Group has employed any Person as an employee.

29 (e) The Company has made available to Purchaser a complete and accurate list of all current Business Contingent Workers, including any Business Contingent Worker who has performed services with respect to the operation of the Business during the twelve (12) month period immediately preceding such date, and provides for each such Business Contingent Worker: (i) the identity of the Person engaging such Business Contingent Worker (whether Calumet GP, any Parent Group Member or Company Group Member) and (ii) such individual's role in the Business. No Member of the Company Group has engaged any Person as a Business Contingent Worker. (f) There is no, and during the past three (3) years there has been no, labor strike, picketing of any nature or lockout pending or, to Company’s Knowledge, threatened, against or affecting the Business. There is no, and during the past three (3) years there has been no, material labor dispute, work stoppage, slowdown or any other material concerted interference with normal operations, pending or, to Company’s Knowledge, threatened, against any Company Group Member or Parent Group Member, or otherwise affecting the Business. Subsection 2.17(f) of the Disclosure Schedule sets forth (x) each Union and (y) all collective bargaining, Union or similar agreements pursuant to which any Company Group Member or Calumet GP legally recognizes a Union or utilizes labor referred or supplied by a Union (“Collective Bargaining Agreements”) in effect in the past three (3) years, whether written or oral. Except as set forth in Subsection 2.17(f) of the Disclosure Schedule, (i) no Company Group Member or Parent Group Member has any duty to bargain with, or otherwise deal with, any Union representing any Business Employees or Business Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any Business Employee or Business Contingent Worker, (ii) to the Company’s Knowledge, no Union claims or demands to represent any Business Employees or Business Contingent Workers, there are no organizational campaigns in progress with respect to any of the Business Employees or Business Contingent Workers and no question concerning representation of such individuals exists, (iii) there are no work rules or practices agreed to with any Union, that are binding on any Company Group Member or Parent Group Member with respect to any of the operations of any Company Group Member, or with respect to any Business Employee or Business Contingent Worker. (g) No Company Group Member or Parent Group Member has engaged in any unfair labor practice in connection with any Business Employee. There is no unfair labor practice charge or complaint pending, or to Company’s Knowledge, threatened against or otherwise affecting any Company Group Member or Parent Group Member. No grievance brought by a Union or pursuant to a collective bargaining agreement is pending or, to Company’s Knowledge, threatened which, if adversely decided, could have a Material Adverse Effect. (h) No Company Group Member or Parent Group Member: (i) is delinquent in any obligation to make payment or contribution to any Person (including, for the avoidance of doubt, to any third-party benefit fund) as required under the terms of any Collective Bargaining Agreement; or (ii) has performed any work on a non-union basis within the scope of work and territory covered by any Collective Bargaining Agreement that would constitute a violation of such Collective Bargaining Agreement, taking into account any geographic scope, work jurisdiction, travelers clauses, or similar clauses in such Collective Bargaining Agreement. Except as set forth and specified in Subsection 2.17(h) of the Disclosure Schedule, no Company

30 Group Member or Parent Group Member has assigned its collective bargaining rights to any third party or organization. (i) Except as set forth in Subsection 2.17(i) of the Disclosure Schedule: (i) each Company Group Member and Parent Group Member is in compliance, and has at all times been in compliance, with all Applicable Laws relating to labor, and employment matters relating to the Business Employees or Business Contingent Workers, including, without limitation, Applicable Laws concerning human rights, pay equity, fair employment practices, work place safety and health, workers’ compensation, immigration, authorization to work, unemployment insurance, terms and conditions of employment, immigration and work authorization, classification as exempt/non-exempt for purposes of the Fair Labor Standards Act and analogous laws, prevailing wage, the McNamara-O’Hara Service Contract Act (the “SCA”), living wage or similar laws, classification as independent contractors or employees, data privacy, drug screening, background checks and wages and hours; (ii) no Parent Group Member or Company Group Member is delinquent in any payments to any Business Employee or Business Contingent Worker for any wages, salaries, commissions, bonuses, fees or other compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such Business Employees or Business Contingent Workers; (iii) there are no, and within the last three (3) years there have been no Actions pending or threatened, or formal or informal complaints made, against any Company Group Member or Parent Group Member by any current or former Business Employee or Business Contingent Worker with respect to employment or labor matters; (iv) none of the employment policies or practices of any Company Group Member or Parent Group Member is currently being audited or investigated, or to Company’s Knowledge, subject to imminent audit or investigation by any Governmental Authority and no Company Group Member or Parent Group Member is, or within the last three (3) years has been, subject to any order, decree, injunction or judgment by any Governmental Authority or private settlement contract in respect of any labor or employment matters. (j) No Parent Group Member or Company Group Member is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for current or former Business Employees. (k) To Company’s Knowledge, within the last five (5) years: (i) no Business Employee or Business Contingent Worker has made any allegation of sexual harassment against any Company Group Member or Parent Group Member; and (ii) no Company Group Member nor Parent Group Member has entered into any settlement agreements related to allegations of sexual harassment made by a Business Employee or Business Contingent Worker. (l) All Company Group Members and Parent Group Members are in compliance in all material respects with all Applicable Laws relating to the employment of labor (including discrimination, harassment, fair employment practices, terms and conditions of employment, authorization to work, plant-closing laws, employee and independent contractor classification, overtime, and wages and hours), and there are no material Actions pending or, to Company’s Knowledge, threatened against any Company Group Member or Parent Group Member brought by or on behalf of any applicant for employment, any current or former employee, independent contractor or other service provider to the Company or any of its subsidiaries, relating

31 to any such employment laws, or alleging breach of any express or implied contract of employment, wrongful or unfair termination of employment or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. (m) Except as otherwise contemplated by this Agreement, with respect to any current or former Business Employee or officer, independent contractor or director of any Company Group Member or Parent Group Member with respect to the Business, neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in or cause any compensatory payment or benefit, to become due or payable, (ii) increase the compensation or benefits payable or provided under any Employee Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) increase or accelerate employer contributions or trigger an obligation to fund or otherwise set aside assets to secure any obligations under any Employee Benefit Plan. (n) The Company and Parent Group Members are authorized to and capable of complying with their obligations under Section 4.4. 2.18 Insurance. Subsection 2.18 of the Disclosure Schedules sets forth a correct and complete list, as of the date hereof, of all insurance policies and coverage (including self- insurance programs) maintained by the Company Group or the Parent Group or relating to the property and assets of the Business or the Business Employees and Business Contingent Employees by which any Company Group Member or Parent Group Member is insured, including, for each, the amount and type of coverage, carrier, term and annual premiums. Subsection 2.18 of the Disclosure Schedules also sets forth a correct and complete list, as of the date hereof, of all claims made in connection with the properties, assets or the Business under any such insurance policy or coverage. Each such policy or coverage is in full force and effect, all premiums due and payable thereunder have been paid in full, and no party is in default with respect to the obligations under any such policies or has otherwise failed to comply in all respects with the terms and conditions of such policies. The scope and coverage and coverage of such policies is consistent with the customary practice for the industry. No Company Group Member, Parent Group Member or the Business has received any notice of cancellation or non-renewal with respect to any such policy or coverage, and no insurer under any such policy or coverage has questioned, disputed or denied. 2.19 Material Contracts. (a) Subsection 2.19(a) of the Disclosure Schedules sets forth a correct and complete list of the following Contracts to which the Company and its Subsidiary are bound or that are required for, related to or are used in the operation of the Business (collectively, the “Material Contracts”): (i) any Contract with any Material Customer or Material Supplier; (ii) any Contract that involves or is reasonably expected to involve a right to receive or any obligation to pay more than $2,000,000 in any calendar year;

32 (iii) any Contract that requires any Person to purchase its total requirements of any product or service from any other Person or contains “take or pay” or similar provisions; (iv) any Contract that contains a “most-favored-nation” clause or similar term that provides preferential pricing or treatment; (v) any Contract that limits or purports to limit or could have the effect of limiting the ability of the Company Group, its Affiliates or the Business to (A) compete in any line of business, or (B) solicit any individuals for employment; (vi) any Contract requiring or otherwise relating to any future capital expenditures by the Company Group or the Business; (vii) any Contract relating to the creation, incurrence, assumption or guarantee of any Indebtedness; (viii) any Contract that provides for the indemnification or assumption of any Liability of any Person by any Company Group Member or the Business; (ix) any Contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (x) any Contract that provides for the establishment or operation of any joint venture, partnership, joint development, strategic alliance or similar arrangement; (xi) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting or advertising Contract; (xii) any Contract to which a Governmental Authority is a party; (xiii) any Contract involving any resolution or settlement of any actual or threatened Action with a value in excess of $1,000,000 or that provides for any injunctive or other non-monetary relief; (xiv) any hedging, swap, derivative or similar Contract; (xv) any (A) Affiliate Contract or (B) Shared Contract; (xvi) any Real Property Lease; (xvii) any Contract that provides for (A) the sourcing of Feedstock or (B) production and selling renewable diesel, renewable jet fuel and renewable naphtha; (xviii) any Contract that is necessary for the Renewable Diesel Conversion and the Renewable Diesel Project; (xix) any Contract under which any right in Owned Intellectual Property has been granted to a third party or to a Parent Group Member, including any license, covenant not to sue

33 or non-assert clause (but other than non-exclusive licenses granted in the ordinary course of business to service providers ancillary to the provision of services by such service providers to a Company Group Member; (xx) any Contract under which any right in Intellectual Property has been granted to a Company Group Member or, to the extent such Intellectual Property is used in the Business, to a Parent Group Member, including any license, covenant not to sue or non-assert clause (but other than licenses to generally commercially available, non-customized, off-the-shelf software in object code form with aggregate annual fees of less than $50,000); (xxi) any Contract relating to the employment or service of any Business Employee or Business Contingent Employee; (xxii) any Contract that requires a consent in connection with, or that could reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement; (xxiii) any Prior Transaction Document; and (xxiv) any other Contract that is material to the Business or the Company Group that is not required to be disclosed pursuant to any of the foregoing clauses of this Subsection 2.19(a). (b) Each Material Contract is in full force and effect and is enforceable in accordance with its terms against any Company Group Member or Parent Group Member party thereto (as applicable) and, to the Company’s Knowledge, each other party thereto. Each Company Group Member or Parent Group Member (as applicable) in compliance in all material respects with all applicable terms and requirements of each Material Contract. No Company Group Member or Parent Group Member has received from any other Person, any written notice regarding any breach of, or default under, any Material Contract. To the Company’s Knowledge, no Company Group Member or Parent Group Member has received any written or verbal notice or threat to terminate any Material Contract. No condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default under any Material Contract on the part of the Company, or otherwise give rise to any third-party early termination rights under any Material Contract. Each Company Group Member has the right to use and the right to enforce all relevant provisions of each Material Contract to the extent relevant to the Business. (c) Company has delivered to the Purchaser correct and complete copies of each of the Material Contract and any amendments thereto that are currently in effect, in each case as amended, supplemented or otherwise modified through (and including) the date of this Agreement. None of the Material Contracts has been further amended or modified in any material respect or terminated. 2.20 Material Customers; Material Suppliers. Subsection 2.20 of the Disclosure Schedule lists the names of (a) the top ten (10) customers (including distributors) of the Business by revenue (“Material Customers”) and (b) the top ten (10) suppliers of products or services to the Business by amounts paid or payable (“Material Suppliers”), in each case measured by U.S. dollar value for the twelve (12) months ended June 30, 2022. As of the date hereof, none of the

34 customers or suppliers listed in Subsection 2.20 of the Disclosure Schedule has notified the Company or its Subsidiary in writing or, to the Company’s Knowledge, orally that such customer or supplier has ceased or intends to cease to, as applicable, use, resell or distribute the products or services of, or supply products or services to, the Business or that it intends to cancel, terminate or otherwise adversely modify in any material respect its relationship with the Company or its Subsidiary (as applicable), in each case, except as would not be, individually or in the aggregate, material to the Company Group or the Business, taken as a whole. 2.21 Financial Statements. (a) The consolidated balance sheet of the Company Group dated as of March 31, 2022, and the consolidated balance sheet of the Company Group dated as of June 30, 2022 (the “Balance Sheet”), and the related summary of capital expenditures of the Company Group (“Capex Statements” and together with the Balance Sheet, the “Financial Statements”), attached hereto and incorporated herein as Subsection 2.21 of the Disclosure Schedule, are prepared in accordance with GAAP on a consistent basis throughout the periods presented, are true and correct in all material respects, and present fairly and accurately in all material respects the financial condition, the results of operation and cash flows of the Company Group and the Business and their operations as of the date of each statement and for such periods. The Balance Sheet discloses all material liabilities (contingent or otherwise) of the Company Group and the Business, as of the dates thereof to the extent required by GAAP. (b) No manager, director or officer of the Company Group or the Business or, to the Company’s Knowledge, non-officer employee, external auditor, external accountant or similar authorized representative of the Company Group or the Business, has received or otherwise been made aware of any material complaint, allegation or claim, written or (to the knowledge of the relevant Person) oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Group or the Business or their respective internal accounting controls, including any material complaint, allegation or claim that any the Company Group or the Business has engaged in questionable accounting or auditing practices. 2.22 No Brokers. No Company Group Member is or will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. 2.23 True-Sale; Non-Consolidation. From and after November 18, 2021, each Company Group Member and each Parent Group Member has at all times treated and reported the sale of the Acquired Assets pursuant to the Asset Purchase Agreement as an absolute conveyance of the Acquired Assets for all purposes (including, without limitation, tax, financial or statutory accounting purposes) and on all relevant books, records, tax returns, financial statements and other documents. 3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that: 3.1 Authorization. The Purchaser has full limited partnership power, authority and legal right to enter into, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party and to consummate each of the transactions

35 contemplated herein and therein, and has taken all necessary corporate, limited partnership or limited liability company action (as applicable) to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Purchaser is a party has been duly executed and delivered by the Purchaser and is in full force and effect and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors rights generally, (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (c) implied covenants of good faith and fair dealing. 3.2 No Conflicts; Consent. The execution, delivery and performance of the Transaction Documents to which the Purchaser is a party and all other documents and instruments to be executed and delivered hereunder by the Purchaser, as well as the consummation of the transactions contemplated herein and therein, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of the Purchaser, (b) conflict with or result in a breach of, or constitute a default under, require a consent or waiver under, or result in the acceleration of any material agreements to which the Purchaser is a party or by which it is bound or to which property or assets are subject, (c) conflict with or result in a breach of, violation of, or constitute a default under, any Applicable Law, or (d) require any consent or approval of any Person, except in the cases of clauses (b), (c) and (d), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated hereby. Assuming the accuracy of the representations made by the Company in Section 2 of this Agreement, no consent, authorization of, or registration, qualification, designation, declaration or filing with or notice to, or any other action of, with or by any applicable Governmental Authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. 3.3 Purchased Entirely for Own Account. The Purchaser is acquiring the Purchased Units for its own account for investment only and not with a view to (or for) resale in connection with any public sale or distribution thereof. The Purchaser acknowledges that the Purchased Units are not registered under the Securities Act or any state securities laws, and that the Purchased Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. 3.4 Legal Proceedings. There is no pending or, to the Purchaser’s knowledge, threatened Action, by or against the Purchaser (a) seeking to restrain or prohibit the consummation of the transactions contemplated by the Transaction Documents or (b) purporting to affect the legality, validity or enforceability of any of the Transaction Documents. 3.5 No Brokers. Except for any fees or commissions that will be borne solely by the Purchaser, the Purchaser is not and will not be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. 4. Covenants.

36 4.1 Shared Contracts With respect to any Shared Contract, following the Closing, at the request of the Purchaser or any Company Group Member (in the case of a Shared Contract to which any Parent Group Member is a party) or any Parent Group Member (in the case of a Shared Contract to which any Company Group Member is party), the Parties will use commercially reasonable efforts to (i) assist the other party in negotiating and entering into arrangements for the benefit of the Business or the Retained Business, as the case may be, with the counterparty to such Shared Contract that replicates as nearly as reasonably practicable the rights and benefits of the portion of such Shared Contract related to the Business or the Retained Business, as the case may be, including the split and novation of such Shared Contract, and (ii) to the extent permitted by Applicable Law or order and by the terms of such Shared Contract, enter into arrangements with the other party to provide such party, as nearly as reasonably practicable with rights and benefits applicable to the Business or the Retained Business under such Shared Contract (whether by entering into a separate agreement with the other party with respect to such Shared Contract or otherwise). In the case of any Shared Contract to which both a Company Group Member and a Parent Group Member is a party that relates primarily to the Business and is identified on Subsection 4.1 of the Disclosure Schedule, the relevant Parent Group Member will hold such Shared Contract in trust for each relevant Company Group Member and shall pass through the benefits of each such Company Group Member and the relevant Company Group Member shall bear all the costs, liabilities and obligations with respect to such Contract from and after the Closing and shall pay, reimburse, indemnify and hold harmless such Parent Group Member for any and all Damages incurred or sustained by, or imposed upon or any Parent Group Member with respect to such Contract arising from and after the Closing (unless such Damage is directly attributable to actions taken by a Parent Group Member or to the extent related to the Retained Business, whether before or after the Closing). In the case of any Shared Contract to which both a Company Group Member and a Parent Group Member is a party that relates primarily to the Retained Business and is identified on Subsection 4.1 of the Disclosure Schedule, the relevant Company Group Member will hold such Shared Contract in trust for each relevant Parent Group Member and shall pass through the benefits of each such Parent Group Member and the relevant Parent Group Member shall bear all the costs, liabilities and obligations with respect to such Contract from and after the Closing and shall pay, reimburse, indemnify and hold harmless the relevant Company Group Member for any and all Damages incurred or sustained by, or imposed upon such Company Group Member with respect to such Contract arising from and after the Closing (unless such Damages are directly attributable to actions taken by Company Group Member or to the extent related to the Business, whether before or after the Closing). For the avoidance of doubt, this Section 4.1 shall not apply with respect to any Affiliate Contract. 4.2 Wrong Pockets. If and to the extent that it is determined after the Closing (a) that legal title to or beneficial or other interest in all or part of any assets or rights that are exclusively (except in de minimis respects) related to the Business is owned by any Parent Group Member, or (b) that legal title to or beneficial or other interest in all or part of any assets that are exclusively (except in de minimis respects) related to the Retained Business is owned by any Company Group Member, in each case, each of the parties shall, use commercially reasonable efforts to cooperate in good faith (i) to execute all such agreements, deeds or other documents as may be necessary for the purposes of transferring such assets (or part thereof) or the relevant interests in them to the other applicable party, (ii) to complete all such further acts or things as the

37 other party may reasonably direct in order to transfer such assets or the relevant interests in them to the other party, and (iii) to hold the relevant asset (or part thereof), or relevant interest in the asset, in trust for the other party (to the extent permitted by Applicable Law) until such time as the transfer is validly effected to vest the asset (or part thereof) or relevant interest in the asset to the other party. 4.3 Intellectual Property Assignment. Prior to the Closing, the Company and the Parent shall cause Calumet Refining, LLC and other relevant Parent Group Members to, assign to a Company Group Member, pursuant to an assignment agreement reasonably acceptable to the Purchaser, all of their right, title and interest in the Patent Application and all other Intellectual Property developed by any Person (including founders, employees, contractors, suppliers and consultants) for or on behalf of the Company Group, including any Intellectual Property developed by the Persons identified on Section 4.3 of the Disclosure Schedules. As soon as practicable after the Closing (a) the Company shall enter into a written agreement reasonably acceptable to the Purchaser with each Person identified on Section 4.3 of the Disclosure Schedule and any other Person (including founders, employees, contractors, suppliers and consultants) who contributes or is intended to contribute to the creation or development of any Intellectual Property in the course of such Person’s employment or engagement by, or otherwise for or on behalf of, a Company Group Member, that assigns all of such Person’s right, title and interest in, to and under all such Intellectual Property to the applicable Company Group Member, and (b) the Company will enter into a written agreement reasonably acceptable to the Purchaser with any employee who has not signed an employment agreement containing reasonable confidentiality obligations and who had, or is likely to have, access to Trade Secrets included in the Owned Intellectual Property or Trade Secrets of third parties which are provided to a Company Group Member under confidentiality obligations, that obligates such employee to maintain confidentiality of such Trade Secrets. 4.4 Labor and Services. From and after the Closing, (a) Parent shall, and shall cause the Parent Group Members to provide the Company Group Members all such services as the Company Group Members require in order to complete the Renewable Diesel Conversion and to operate the Business following the Renewable Diesel Conversion, in each case in accordance with the terms of the Master Services Agreement, dated as of November 18, 2021 (as amended on the date hereof and as it may be further amended and restated from time to time in accordance with the provisions thereof, the “MSA”), (b) Calumet GP shall provide all personnel necessary to provide the services in accordance with the MSA, (c) Parent shall, and shall cause the Parent Group Members to comply with the MSA and the A&R LLC Agreement and (d) from time to time, upon the request of the Company, Calumet GP and Parent shall, and shall cause the applicable Parent Group Members to take all action necessary to cause the employment of each then-current Business Employee identified by the Company (each, a “Transferred Business Employee”) to transfer from the applicable Parent Group Member to a Company Group Member, including (i) that Calumet GP and Parent shall not, and shall cause the Parent Group Members not to solicit or hire any Business Employee for any role with any Parent Group Member (and shall terminate the employment of any Transferred Business Employee who does not accept a position with a Company Group Member); (ii) if the employment of any Transferred Business Employee is governed by a Collective Bargaining Agreement, Calumet GP and Parent shall, and shall cause the Parent Group Members to cooperate in good faith to effect or facilitate the transfer of Transferred Business Employees into their own collective bargaining unit, through the exercise of existing legal or contractual rights, including rights under a collective bargaining agreement or, if required,

38 through the amendment or modification of a Collective Bargaining Agreement, and (iii) provided, further that, from and after Closing, Calumet GP and Parent shall, and shall cause the Parent Group Members to refrain from taking any action that would restrict in any way the right or ability of the Company, Calumet GP and Parent or the Parent Group Members to take the actions described in this Section 4.4. 4.5 Equity Compensation Plan. As soon as practicable following the Closing, the Company shall adopt and implement in accordance with and subject to the A&R LLC Agreement (a) a plan that provides for the issuance of Equity Securities of the Company to eligible employees, directors, consultants or other service providers to the Company or any of its Subsidiaries (collectively, “Management”) and (b) a bonus plan that provides Management with the ability to receive cash or Equity Securities subject to the performance of the Company Group. 4.6 Company Management. As soon as practicable, the Company and Parent shall assign employees of Calumet GP to serve as full time chief executive officer, chief financial officer and other c-suite executives of the Company Group (such employees collectively, the “Montana Executives”) and, on a timeline mutually agreeable to the parties, shall ultimately transfer the employment of the Montana Executives from Calumet GP to the Company Group. 4.7 Insurance. For so long as Parent or any of its Permitted Ttransferees (as defined in the A&R LLC Agreement), directly or indirectly, owns the majority of the Equity Securities in the Company, the Company Group and the Parent Group shall maintain the insurance policies set forth on Schedule 4.7 of the Disclosure Schedules relating to the property, assets and /or potential liability of the Business or the Business Employees and Business Contingent Employees. For so long as Parent or any of its Permitted Transferees, directly or indirectly, owns the majority of the Equity Securities in the Company, the Company Group and the Parent Group shall (a) renew such insurance policies prior to their expiration, (b) ensure that there no material changes to the terms and conditions of any existing policy (including self-insured retentions and any sublimits) and (c) maintain appropriate coverage for property, assets and / or potential liability of the Business or the Business Employees and Business Contingent Employees such policies, providing coverage that is no less than the coverage provided under the Company Group’s and the Parent Group’s existing corresponding policy of insurance as described on Schedule 4.7. The costs of obtaining such policies shall be borne by the Company Group and the Parent Group respectively. Following the Closing, the Company Group and the Parent Group shall take such steps as are reasonably requested by Purchaser to make and pursue any claims under any insurance policies contemplated by this paragraph as are reasonably required (including giving notice of the claim to the insurer at the request of the Purchaser). 4.8 RFS and LCFS Registrations. Following the Closing, the Company shall and shall cause its Subsidiary to (a) obtain all registrations and approvals necessary to generate credits under the federal Renewable Fuel Standard, the California Low Carbon Fuel Standard (LCFS), the Oregon Clean Fuel Program, and the British Columbia LCFS, and any other similar programs where the Company’s renewable fuels may be reasonably sold and (b) procure that renewable diesel and renewable jet fuel produced from the Renewable Diesel Project will satisfy the regulatory criteria to generate credits under the federal Renewable Fuel Standard, the California Low Carbon Fuel Standard (LCFS), the Oregon Clean Fuel Program, and the British Columbia LCFS, all as in effect on the Closing Date. Upon the reasonable request of the Purchaser,

39 the Company shall keep the Purchaser apprised of the details of any such registrations and approvals, and Purchaser shall have the right to review any such documentation or diligence materials relating to such registrations and approvals. 4.9 Renewable Diesel Conversion Completion. The Company shall have completed the Renewable Diesel Conversion Completion by June 30, 2023. 5. Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Purchased Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 5.1 Representations and Warranties. The representations and warranties of the Parent and the Company contained in Section 2 shall be true and correct in all respects as of the Closing, as qualified by the related portions of the Disclosure Schedules. 5.2 Performance. The Parent and the Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing. 5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Units pursuant to this Agreement shall be obtained and effective as of the Closing. 5.4 A&R LLC Agreement. The Parent and the Company shall have adopted the A&R LLC Agreement of the Company simultaneously with the Closing, which upon execution by the Purchaser and the other members party thereto shall be in full force and effect thereafter, except as the same may be amended from time to time in accordance with the terms thereof. 5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or their respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates. 5.6 No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order that is in effect and would (i) make the Closing illegal or (ii) otherwise prohibit or enjoin consummation of the transactions contemplated by this Agreement or the A&R LLC Agreement. 5.7 Oaktree Prepayment. All outstanding Indebtedness under the Oaktree Agreement shall have been satisfied in full prior to or concurrent with the Closing without triggering a Loan Conversion (as defined therein), and the Company shall have delivered to the Purchaser a copy of the Oaktree Payoff Letter, duly executed by the parties thereto.

40 5.8 Stonebriar Financing Documents. At the Closing, the Company shall have delivered to the Purchaser copies of the Stonebriar Financing Documents, duly executed by the parties thereto. 6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell to the Purchaser the Purchased Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 6.1 Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing. 6.2 Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. 6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Units pursuant to this Agreement shall be obtained and effective as of the Closing. 6.4 A&R LLC Agreement. Simultaneously with the Closing, the Purchaser shall have executed, delivered and thereby become a party to the LLC Agreement. 6.5 No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order that is in effect and would (i) make the Closing illegal or (ii) otherwise prohibit or enjoin consummation of the transactions contemplated by this Agreement or the A&R LLC Agreement. 7. Indemnification. 7.1 Survival. The representations and warranties of the Company, the Parent and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months, except that (i) the representations and warranties of the Company set forth in Subsection 2.11 (Tax Returns and Payments) shall survive 60 days following the expiration of the statute of limitations on assessment of the relevant Tax, (ii) the representations and warranties of the Company and Parent set forth in Subsections 2.1 (Organization; Good Standing; and Qualification), 2.2 (Corporate Power; Authorization), 2.4(a)-(b) (Capitalization), and 2.6 (Valid Issuance of Units) and 2.22 (No Broker) (collectively, the “Company Fundamental Representations”) shall survive indefinitely and (iii) the representations and warranties of the Purchaser set forth in Subsections 3.1 (Authorization) and 3.5 (No Broker), (collectively, the “Purchaser Fundamental Representations”) shall survive indefinitely. Each and every covenant contained in this Agreement shall survive until fully performed. A claim for indemnification may be brought under Section 7.2(a) during the period of survival of the applicable representation or warranty as set forth in this Subsection 7.1 (and for a period of 10 Business Days thereafter) and under any other provision of Subsection 7.2(a) at any time after the date hereof. 7.2 Indemnification.

41 (a) Subject to the other provisions of this Section 7, from and after Closing, the Parent shall (and solely in the event that the Parent is unable to or prohibited from indemnifying the Company shall) indemnify Purchaser and any Affiliate of Purchaser (or, at the election of Purchaser (which election may be made in whole or in part), the Company) (all of such Persons, collectively, the “Indemnified Parties”) in respect of, and hold each of them harmless from and against, any and all Damages suffered, incurred or sustained by any of them resulting from, arising out of or relating to (i) any breach of any representations and warranties made by the Parent, or the Company in Section 2, (ii) any nonfulfillment of or failure to perform any covenant on the part of Parent and the Company contained in this Agreement, (iii) the ownership or operation of the Business prior to Closing (including any matters arising under Environmental Law or relating to the presence or Release of or exposure to Hazardous Materials), (iv) the ownership or operation of the Retained Business (including any matters arising under Environmental Law or relating to the presence or Release of or exposure to Hazardous Materials), (v) the affiliation of the Company Group with the Parent Group, (vi) any Liabilities or costs with respect to: (A) any Persons who are employees or service providers to the Parent Group or the Company Group, or (B) Employee Benefit Plans of the Parent Group or the Company Group, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, including but not limited to any contribution or funding obligation with regard to the Penreco Pension Plan and/or the Retirement Plan for Montana Refining Employees of Calumet GP, LLC, in each of (A) and (B) other than any Liabilities expressly assumed by the Company Group pursuant to the terms of the MSA to be negotiated pursuant to Section 4.4, (vii) any Liabilities or costs with respect to any Persons who are employees or service providers to any member of the Parent Group or the Company Group in respect of services that do not relate to the Business, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, and currently existing or hereinafter arising, and (viii) any Liabilities or cost resulting from (x) the Company Group’s failure to obtain or maintain any Permits or Environmental Permits that are required for or relate to the Business or (y) the Company Group’s or the Parent Group’s failure to comply with Applicable Laws as they relate to the Business. (b) At the election of Purchaser, in lieu of indemnifying the Purchaser for its Damages arising under Subclause 7.2(a)(ii)-(viii), Purchaser may require Parent to indemnify the Company for the Company’s Damages. 7.3 Limitations on Indemnification. (a) The Parent and the Company shall not be liable for, and no amounts of indemnification shall be payable in the case of, any claim by an Indemnified Party for breaches by the Company of the representations and warranties set forth in Section 2, other than the Company Fundamental Representations and Subsection 2.11 (Tax Returns and Payments) and except in the case of Fraud, unless and until the Indemnified Parties have suffered, incurred or sustained otherwise indemnifiable Damages hereunder (after giving effect to any Indemnity Reduction Amounts) of an amount equal to $2,500,000 in the aggregate (the “Basket”), in which event the Indemnified Parties shall be entitled to claim indemnity for the full amount of the Damages, from the first dollar, including any such Losses that comprised part of the Basket. (b) Without limiting the generality of the foregoing, the Parent and the Company shall not be liable, with respect to any individual claim or a series of related claims for

42 breaches by the Company of the representations and warranties set forth in Section 2 (other than the Company Fundamental Representations and Subsection 2.11 (Tax Returns and Payments)) and except in the case of Fraud, that results in otherwise indemnifiable Damages (after giving effect to any Indemnity Reduction Amounts), Damages shall not be counted toward satisfaction of the Basket, unless such Damages exceed an amount equal to $250,000. (c) The liability of the Parent and the Company for indemnification of Damages under this Agreement resulting from, arising out of, or relating to (i) any breach of any representations and warranties made by the Company in Section 2 (excluding any Company Fundamental Representation and Subsection 2.11 (Tax Returns and Payments) and except in the case of Fraud) shall be limited, in the aggregate, to an amount equal to ten percent (10%) of the Purchase Price and (ii) any breach of the Company Fundamental Representations, Subsection 2.11 (Tax Returns and Payments) and any covenant, shall be limited, in the aggregate, to an amount equal to the Purchase Price. Any claims under Subsections 7.2(a)(ii), (iii), (iv), (v), (vi), (vii) and (viii) and any claims with respect to Fraud shall not be subject to this Subsection 7.3(c). (d) The amount that an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including amounts received under insurance policies) by or on behalf of any Indemnified Party or its Affiliates from third parties (net of any costs of recovery of such amounts) and any cash net Tax savings or benefits actually realized by the Indemnified Party or its Affiliates in the taxable year of incurring such Damages (determined on a “with and without” basis) (provided, for this purpose, that a Tax saving shall be deemed realized when the Taxes that would otherwise have been payable by the Indemnified Party would become due and payable, and that any such amount shall be reduced by the costs and expenses incurred in securing such savings) (such amounts and benefits are collectively referred to herein as “Indemnity Reduction Amounts”). If any Indemnified Party or its Affiliates receives any Indemnity Reduction Amounts in respect of a claim for which indemnification is provided under this Agreement after the full amount of such claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such claim, then the Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. Each of the Company and the Purchaser, as appropriate, shall, or shall cause each Indemnified Party to, use its commercially reasonable efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement. Each of the Parent, the Company and the Purchaser, as appropriate, shall use its commercially reasonable efforts to mitigate any Damages hereunder. (e) For the purposes of determining whether a breach of representation or warranty has occurred for the purposes of Subsection 7.2(a) and calculating the amount of Damages related thereto, any qualification as to materiality, “Material Adverse Effect” or any other similar materiality qualification or standard contained in Article 2 of this Agreement or in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be disregarded (it being understood that the word “Material” in the defined term

43 “Material Contract” and the qualification as to “Material Adverse Effect” contained in Subsection 2.9(b) shall not be disregarded for any of such purposes). Notwithstanding anything to the contrary herein, the rights and remedies of any Indemnified Party shall not be limited by the fact that any Indemnified Party (i) had actual or constructive knowledge (regardless of whether such knowledge was obtained through such Indemnified Party’s own investigation or through disclosure by any Parent Group Member, Company Group Member, or any of their representatives or any other Person) of any breach, event or circumstance, whether before or after the execution and delivery of this Agreement or the Closing, or (ii) waived (A) any breach of representation or compliance with any covenant or (B) any condition to the Closing set forth in Section 5. 7.4 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7 shall be asserted and resolved as follows: (a) Third Party Claims. In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 7 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a “Third Party Claim”), then such Indemnified Party shall deliver an Indemnification Notice to the Person from whom indemnification is being sought (each, an “Indemnifying Party”) reasonably promptly after receipt by such Indemnified Party of notice of such Third Party Claim; provided, however, that the failure by such Indemnified Party to give such notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Section 7 except to the extent that the Indemnifying Party is actually and materially damaged as a result of such failure. In the event of any such claim for indemnification by the Indemnified Party resulting from or in connection with a Proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such Proceeding, shall be reasonably satisfactory to the Indemnified Party; and provided, further, that if the Indemnified Party shall have be advised by counsel that there may be legal defenses or rights available to it or them which have not been waived and are in actual or potential conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm reasonably acceptable to the Indemnifying Party to act as separate counsel in addition to any specialized or local counsel, on behalf of the Indemnified Party, at the expense of the Indemnifying Party, in connection with such Proceeding. The Indemnifying Party shall not without the prior written consent of such Indemnified Party consent to entry of any judgment, or enter into any settlement, that (a) provides for injunctive or other non-monetary relief affecting the Indemnified Party or (b) does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Company and the Indemnified Party of a release from all liability with respect to such Proceeding; and if the Indemnified Party is not represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the Indemnified Party may, at its or their own expenses, participate in any such Proceeding with the counsel of their choice. The Indemnified Party shall not compromise or settle such Proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. (b) Direct Claims. In the event of any claim or demand other than a Third Party Claim (a “Direct Claim”), in respect of which an Indemnified Party seeks indemnification under Section 7, the Indemnified Party shall deliver an Indemnity Notice to the Indemnifying Party reasonably promptly after discovering the liability or facts giving rise to such

44 Direct Claim; provided, however, that the failure by such Indemnified Party to give such notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Section 7 except to the extent that the Indemnifying Party is actually and materially damaged as a result of such failure. The Indemnifying Party shall notify the Indemnified Party within the thirty (30)-day period after its receipt of such Indemnity Notice (the “Dispute Period”) as to whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to the Direct Claim described in the Indemnity Notice (such notice of dispute, an “Indemnity Dispute Notice”). If the Indemnifying Party has delivered an Indemnity Dispute Notice, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute within thirty (30) days after delivery of the Indemnity Dispute Notice, such dispute shall be resolved in accordance with Subsection 9.14 (Dispute Resolution). 7.5 Limitations on Remedies. In the event that indemnification is claimed by any Indemnified Party under Section 7.2(a) due to any (i) any breach of any representations and warranties made by the Parent and the Company in Section 2, or (ii) any nonfulfillment of or failure to perform any covenant on the part of the Company or Parent contained in this Agreement, and any portion of the Damages claimed by such Indemnified Party are attributable to Damages suffered or incurred by the Company and its Subsidiary in connection with such breach or alleged breach (any such Damages, the “Company Losses”), and such indemnification obligation is satisfied by the Company (rather than the Parent) the portion of the indemnifiable Damages that shall be paid to an Indemnified Party that are attributable to the Company Losses shall be calculated as the quotient of (A) the amount of such Company Losses multiplied by a fraction (x) numerator of which is the number of Units then held by such Purchaser and (y) the denominator of which is the then total issued and outstanding Units of the Company (the “Purchaser Position”) divided by (B) one (1) minus the Purchaser Position. 7.6 Exclusive Remedies. From and after the Closing, except in the case of Fraud, the remedies set forth in this Section 7 and in Section 8 and Section 9 shall be the sole and exclusive remedy with respect to any and all claims relating, directly or indirectly, to the subject matter of this Agreement. Without limiting the generality of the foregoing, the Company, on the one hand, and the Purchaser, on the other hand, hereby waive, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it or any of their respective Affiliates may have against the other party or any of its Affiliates with respect to the subject matter of this Agreement, whether arising under or based upon any law. 7.7 Tax Characterization. The parties hereto agree to treat any indemnification payment made pursuant to this Agreement as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Applicable Law. 8. Tax Matters. (a) Partnership Audits. Notwithstanding anything to the contrary herein or in the A&R LLC Agreement either: (i) the Company (and the Company’s “partnership representative” or its “designated individual”, each as defined in the Code, or any equivalent designee under state or local Tax law) shall make or cause to be made an election pursuant to Section 6226 of the Code and under Treasury Regulation Section 301.6227-2(c) (or any

45 corresponding elections under state and local law) with respect to any Tax audit, proceeding, contest or other dispute of the Company (or any of its Subsidiaries that are classified as partnerships for U.S. federal income tax purposes) under the Partnership Audit Rules that relates to a Pre-Closing Tax Period or (ii) (a) the Company shall take such actions as are necessary so that the economic burden of any imputed underpayment under the Partnership Audit Rules or other Tax that relates to a Pre-Closing Tax Period (whether collected through withholding or directly imposed on the Company or any Subsidiary (whether by law, regulation or contract) (a “Pre- Closing Tax Liability”) is not allocated to or borne by Purchaser (including by having the other Members pay their appropriate share to the Company of any Pre-Closing Tax Liability) and (b) the Parent hereby agrees to promptly pay, or cause to be paid, to the Company an amount in cash that is sufficient to fully and timely satisfy any Pre-Closing Tax Liability prior to the due date of such Pre-Closing Tax Liability (such payment not to be treated as a capital contribution for purposes of the LLC Agreement); provided, that if the Parent fails to make such payment described in the foregoing clause (ii)(b), the Company shall reduce the amount that would otherwise be distributable to the Parent pursuant to Section 4.1 of the LLC Agreement on the current or subsequent distribution date (or, if such distribution is not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to the Parent), and the Parent shall be treated for all purposes of this Agreement and the LLC Agreement as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Pre-Closing Tax Liability. (b) Tax Treatment. Unless otherwise required by Applicable Law, the parties hereto intend to treat the purchase of the Purchased Units as a transaction governed by Section 721 of the Code, and no party shall file any Tax Return inconsistent with such treatment. (c) Section 754 Election. To the extent not already made, the Company shall make and maintain at all times a valid election pursuant to Section 754 of the Code and analogous elections under state and local law for the taxable year that includes the Closing, and shall cause each material Subsidiary of the Company that is a partnership for U.S. federal income tax purposes to make and maintain at all times a valid election pursuant to Section 754 of the Code and analogous elections under state and local law for the taxable year that includes the Closing. (d) Allocation of Taxes. For all purposes of this Agreement, in order to apportion appropriately any Taxes relating to a Straddle Period, the portion of any Taxes that are allocable to the Pre-Closing Period shall be (a) in the case of income Taxes and all other Taxes that are not imposed on a periodic basis, the amount that would be payable if the taxable year or period of the applicable entity (and all pass-through entities in which such entity owns a direct or indirect interest) ended on the Closing Date based on an interim closing of the books and (b) in the case of any Taxes that are imposed on a periodic basis (including property Taxes), the amount of such Taxes for the relevant period multiplied by a fraction, the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period. 9. Miscellaneous. 9.1 Successors and Assigns. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this

46 Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party to this Agreement may assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided that, Purchaser may assign its rights and obligations under this Agreement to any of its Affiliates or any fund or entity managed or controlled by Warburg Pincus LLC or its Affiliates. Any attempted or purported assignment in contravention of this provision shall be null and void. 9.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). 9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 9.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail or delivered by hand, messenger or overnight or second-day courier service. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or overnight or second-day courier service, when delivered (or if sent via a nationally- recognized overnight or second-day courier service, freight prepaid, specifying next-business-day or second-business-day delivery, one (1) Business Day or two (2) Business Days, respectively, after deposit with the courier), or (ii) if sent via electronic mail, when directed to the relevant electronic mail address, and receipt is confirmed by non-automated response. Notices to Purchaser must be delivered to the address set forth opposite the name on its signature page, and notices to the Company must be delivered to the principal executive offices of the Company, although any party may furnish, from time to time, other addresses for notices to it. 9.6 Fees and Expenses. Parent shall be responsible for its own fees and expenses, as well as the fees and expenses of each Company Group Member and each Parent Group Member, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred. Purchaser shall be responsible for its own fees and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred. 9.7 Amendments and Waivers. Any term of this Agreement may be (a) amended or terminated with the written consent of the parties hereto or (b) waived with the written

47 consent of such party or parties against whom such waivers are sought to be enforced. Any amendment or waiver effected in accordance with this Subsection 9.7 shall be binding upon Purchaser and each transferee of the Units, each future holder of all such securities, and the Parent, and the Company. 9.8 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the fullest extent possible, the economic, business and other purposes of the void or unenforceable provisions. 9.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. 9.10 Additional Acts. The Company and the Purchaser cooperate fully with each other to execute and deliver such additional documents and instruments, to give such further written assurances and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby. 9.11 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. 9.12 Interpretation. The table of contents, articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles”, “Sections”, “Subsections”, “Disclosure Schedules” and “Exhibits” are intended to refer to Articles and Sections of this Agreement and Schedules and Exhibits to this Agreement. The Disclosure Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Any capitalized terms used in the Disclosure Schedules and any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement unless the context

48 otherwise requires. For purposes of this Agreement: (a) “include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (b) “hereof,” “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (d) “Dollars” and “$” shall mean United States Dollars; (e) the singular includes the plural and vice versa; (f) reference to a gender includes the other gender; (g) “any” shall mean “any and all”; (h) “or” is used in the inclusive sense of “and/or”; (ix) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified in effect from time to time in accordance with its terms; and (i) reference to any law means such law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; 9.13 Dispute Resolution. (a) Governing Law; Venue. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. (b) WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE PURCHASED UNITS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. (c) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement (including Section 4.4) were not performed in

49 accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement without the need to post any bond or other security in connection therewith. In furtherance hereof, no party hereto will argue that the remedy of specific performance is unenforceable, invalid or contrary to law for any reason or that the availability of monetary damages (including indemnification under Article VII hereof) would be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement (including Section 4.4). The parties hereto further agree that, notwithstanding anything to the contrary set forth herein, an injunction or injunctions to prevent breaches of Section 4.4 of this Agreement and to enforce specifically the terms of Section 4.4 of this Agreement shall be the sole and exclusive remedy against Calumet GP and its Affiliates (other than the Company and Parent) with respect to any and all claims relating, directly or indirectly, to the subject matter of this Agreement. Without limiting the generality of the foregoing, except as set forth in the preceding sentence, the Purchaser hereby waives, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it or any of its Affiliates may have against Calumet GP or its Affiliates (other that the Company or Parent) with respect to the subject matter of this Agreement, whether arising under or based upon any law. For the avoidance of doubt, the parties further agree that the Company’s and Parent’s liability for Damages under this Agreement is expressly limited to the provisions of Article VII hereof. [Signatures Begin on Following Page]

SIGNATURE PAGE TO PREFERRED UNIT PURCHASE AGREEMENT IN WITNESS WHEREOF, the parties have executed this Preferred Unit Purchase Agreement as of the date first written above. “COMPANY” MONTANA RENEWABLES HOLDINGS, LLC By: /s/ Bruce Fleming Name: Bruce Fleming________________ Title: Executive Vice President – Montana Renewables and Corporate Development_________________________ Address: 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Attention: Gregory J. Morical Email: greg.morical@calumetspecialty.com with a copy to: Gibson, Dunn & Crutcher LLP 200 Park Avenue, New York, NY 10166 Attention: John T. Gaffney Email: JGaffney@gibsondunn.com

SIGNATURE PAGE TO PREFERRED UNIT PURCHASE AGREEMENT “PARENT” CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. By: /s/ Bruce Fleming Name: _Bruce Fleming_______________ Title: Executive Vice President – Montana Renewables and Corporate Development__________________________ Address: 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Attention: Gregory J. Morical Email: greg.morical@calumetspecialty.com with a copy to: Gibson, Dunn & Crutcher LLP 200 Park Avenue, New York, NY 10166 Attention: John T. Gaffney Email: JGaffney@gibsondunn.com

SIGNATURE PAGE TO PREFERRED UNIT PURCHASE AGREEMENT “PURCHASER” WPGG 14 UNITED AGGREGATOR, L.P. By: /s/ Robert Knauss Name: Robert Knauss Title: Authorized Signatory Address: c/o Warburg Pincus LLC 450 Lexington Ave. New York, NY 10017 Attention: General Counsel Email: notices@warburgpincus.com with a copy (which shall not constitute notice) to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Matt Salerno Telephone: (212) 225 2000 Email: msalerno@cgsh.com

SIGNATURE PAGE TO PREFERRED UNIT PURCHASE AGREEMENT “CALUMET GP” CALUMET GP, LLC By: /s/ Bruce Fleming Name: _Bruce Fleming_______________ Title: _Executive Vice President – Montana Renewables and Corporate Development___________________________ Address: 2780 Waterfront Parkway East Drive, Suite 200 Indianapolis, Indiana 46214 Attention: Gregory J. Morical Email: greg.morical@calumetspecialty.com with a copy to: Gibson, Dunn & Crutcher LLP 200 Park Avenue, New York, NY 10166 Attention: John T. Gaffney Email: JGaffney@gibsondunn.com